EXHIBIT 99.1


 Dial-Thru International Completes Acquisition of Rapid Link


 10/17/2001 - LOS ANGELES--Oct. 17, 2001 -- Dial-Thru International Corporation (Dial Thru) (OTCBB: DTIX) has completed the previously announced acquisition of Rapid Link's assets, customer base, international Voice over Internet Protocol (VoIP) network, and technical staff; John Jenkins, Dial-Thru's CEO and president announced today.

 Rapid Link's various assets and customer base will be consolidated into Dial-Thru's operations. Jim Rose, of Rapid Link, as well as other principals, have accepted key positions with Dial Thru. Rapid Link's German subsidiary will continue operations in its current locations, Frankfurt and Mannheim, Germany, as Rapid Link Telecommunications GmbH. Juergen Pfitzner continues as the Managing Director of the German subsidiary.

 "This is a vital step in our strategy to expand our product line and grow our product portfolio and reach," said Jenkins. "It enables our 'Bookend' customers, particularly the growing African and Asian segments, to take advantage of the emerging market for international calling. DTI's new network capabilities can offload data and voice traffic from traditional voice switches, thus offering new revenue-generating services and reducing the operating costs of our network."

 The acquisition of Rapid Link's SS7 switches, software and fault-tolerant platforms, gives Dial-Thru a stronger foothold in the telecommunications market, including particularly high profile customers requiring the integration of voice and data capabilities, according to Jenkins.

 "With the addition of select members of the Rapid Link team we not only add first class products, but we have also brought on a team of first class professionals. As I stated in an earlier announcement, I believe the acquisition will result in consolidated revenues in excess of $2 million per month and accelerate the expansion of our VoIP network. We are well into the process of integrating the two companies, and we should be completely integrated within 30 days. A new and stronger integrated DTI will allow us to achieve our ultimate goal of positive cash flow from operations," said Jenkins. "We also plan to begin using $3.2 million of media credits we acquired last year. The already owned media credits will further help us to increase the traffic on our network and drive profits to the bottom line."

 Dial-Thru International Corporation is a facilities-based provider of telecommunications products and services, including international dial-thru, re-origination, Internet fax, e-Commerce, ISP, ASP, Unified Messaging, phone card products, and other enhanced Internet telephony services. The company has developed a private IP Telephony network and utilizes Voice over Internet Protocol (VoIP) and other compression techniques to improve both cost and efficiencies of telecommunications transmissions. Dial-Thru selectively targets emerging international markets with demand for services that can be derived from IP technologies. For more information visit the company website at http://www.dialthru.com. For investor information call 813/264-8823.

 This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934, which represents the company's expectations or beliefs concerning, among other things, future operating results and various components thereof and the adequacy of future operations to provide sufficient liquidity. The company cautions that such matters necessarily involve significant risks and uncertainties that could cause actual operating results and liquidity needs to differ materially from such statements, including, without limitation: (i) increased competition in the telecommunications business, (ii) the price-sensitive nature of consumer demand, (iii) the company's dependence upon favorable pricing from its carriers and suppliers and (iv) other risks indicated herein and in filings with the Commission, including the Form 10-K for the fiscal year ended Oct. 31, 2000, which was filed on Jan. 29, 2001 with the SEC.


 CONTACT: Dial-Thru International
 Investor Relations
 Karin D. Case, 813/264-8823